Exhibit 99.1
Contact: Michael Mitchell
The Medicines Company
973-290-6000
investor.relations@themedco.com
FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS FIRST QUARTER 2011 EARNINGS PER SHARE OF $0.45 VS. $0.18 IN 2010

REVENUES RISE 9.8% TO $112.1 MILLION VS. YEAR AGO PERIOD

PARSIPPANY, NJ, April 27, 2011 - The Medicines Company (NASDAQ: MDCO), a global pharmaceutical company focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines, today announced that earnings per share rose to $0.45 in the first quarter of 2011, compared with $0.18 in the first quarter of 2010.

Net revenues in the first quarter of 2011 were $112.1 million versus $102.1 million in the comparable 2010 period.

“2011 first quarter results represent further proof that the Company's business model is built to deliver performance and real growth,” said Clive Meanwell, Chairman and Chief Executive Officer. “Our market-leading product Angiomax and Angiox performed as expected. Late-stage pipeline products again showed meaningful progress. Cangrelor and oritavancin Phase 3 trials are each ahead of enrollment schedule. Our global operating leverage drove strong cash flow throughout the period.”

Financial highlights for the first quarter of 2011:

•	Net revenue increased by 9.8% to $112.1 million for the first quarter of 2011 from $102.1 million in the first quarter of 2010.

◦	Angiomax U.S. sales increased by 9.7% to $105.0 million in the first quarter of 2011 compared to $95.7 million in the first quarter of 2010.

◦	Angiomax/Angiox international net revenue in the first quarter of 2011 increased by 26.9% to $7.1 million compared with $5.6 million in the first quarter of 2010.

•	Net income for the first quarter of 2011 was $24.2 million, or $0.45 per share, compared with net income of $9.4 million, or $0.18 per share, for the first quarter of 2010.

•
Non-GAAP net income for the first quarter of 2011 was $34.5 million, or $0.64 per share, compared to non-GAAP net income of $12.5 million, or $0.24 per share for the first quarter 2010. Non-GAAP net income excludes stock-based compensation expense and non-cash income taxes.

The following table provides reconciliations between GAAP and non-GAAP net income for first quarter (Q1) of 2011 and 2010. Non-GAAP net income excludes stock-based compensation expense and non-cash income taxes:

(in millions)	Reported GAAP Net Income	ASC 718 Stock-Based Compensation Expense	Non-cash Provision for Income Taxes	Non-GAAP Net Income(1)

Q1 2011	$24.2	$2.3	$8.0	$34.5

Q1 2010	$9.4	$2.7	$0.3	$12.5

Note: Amounts may not sum due to rounding.
(1) Excluding stock-based compensation expense and the non-cash provision for income taxes.

Reconciliations between GAAP and non-GAAP fully diluted earnings per share (EPS) for the first quarter (Q1) of 2011 and 2010 are provided in the following table:

(per share)	Reported GAAP EPS	ASC 718 Stock-Based Compensation Expense	Non-cash Provision for Income Taxes	Non-GAAP EPS (1)
Q1 2011	$0.45	$0.04	$0.15	$0.64

Q1 2010	$0.18	$0.05	$0.01	$0.24

Note: Amounts may not sum due to rounding.
(1) Excluding stock-based compensation expense and the non-cash provision for income taxes.

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company's core operating results and future prospects, expected growth rates or forecasted guidance, stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company's core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company's results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss financial results and operational developments. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:
Domestic Dial In:            800-659-2037
International Dial In:            617-614-2713
Passcode for both dial in numbers:    46998178

Replay is available from 11:30 a.m. Eastern Time following the conference call through May 11, 2011. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 13510765.

About The Medicines Company
The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company's website is www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Annual Report on Form 10-K filed on March 15, 2011, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)	Three months ended March 31
	2011	2010

Net revenue	$112,137	$102,088
Operating expenses:
Cost of revenue	35,570	28,769
Research and development	23,792	16,877
Selling, general and administrative	37,928	46,121
Total operating expenses	97,290	91,767
Income from operations	14,847	10,321
Legal settlement	17,984	—
Other income (loss)	811	(311)
Income before income taxes	33,642	10,010
Provision for income taxes	(9,401)	(578)

Net income	$24,241	$9,432

Basic earnings per common share	$0.46	$0.18
Shares used in computing basic earnings per common share	53,224	52,496

Diluted earnings per common share	0.45	0.18
Shares used in computing diluted earnings per common share	54,109	52,719

The Medicines Company
Condensed Consolidated Balance Sheets

(in thousands)	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash, cash equivalents and available for sales securities	$265,772	$246,644
Accrued interest receivable	707	1,279
Accounts receivable, net	49,089	46,551
Inventory	32,365	25,343
Prepaid expenses and other current assets	15,168	4,804
Total current assets	363,101	324,621

Fixed assets, net	20,073	20,662
Intangible assets, net	82,332	82,925
Restricted cash	5,784	5,778
Deferred tax assets	24,985	25,197
Goodwill	14,671	14,671
Other assets	276	270
Total assets	$511,222	$474,124

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$92,855	$85,370
Contingent purchase price	26,650	25,387
Other long term liabilities	5,811	5,769
Stockholders' equity	385,906	357,598
Total liabilities and stockholders' equity	$511,222	$474,124

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31
	2011
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$112,137	—		—		$112,137

Operating expenses:
Cost of revenue	35,570	(43)	(2)	—		35,527
Research and development	23,792	(427)	(2)	—		23,365
Selling, general and administrative	37,928	(1,790)	(2)	—		36,138
Total operating expenses	97,290	(2,260)		—		95,030

Income from operations	14,847	2,260		—		17,107

Legal settlement	17,984	—		—		17,984
Other income	811	—		—		811
Income before income taxes	33,642	2,260		—		35,902
(Provision for) Benefit from income taxes	(9,401)	—		7,991	(3)	(1,410)
Net income	24,241	2,260		7,991		34,492

Basic earnings per common share	$0.46	$0.04		$0.15		$0.65

Shares used in computing basic earnings per common share	53,224	53,224		53,224		53,224

Diluted earnings per common share	$0.45	$0.04		$0.15		$0.64

Shares used in computing diluted earnings per common share	54,109	54,109		54,109		54,109

(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2010
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$102,088	—		—		$102,088

Operating expenses:
Cost of revenue	28,769	(89)	(2)	—		28,680
Research and development	16,877	(796)	(2)	—		16,081
Selling, general and administrative	46,121	(1,858)	(2)	—		44,263
Total operating expenses	91,767	(2,743)		—		89,024

Income from operations	10,321	2,743		—		13,064

Other loss	(311)	—		—		(311)
Income before income taxes	10,010	2,743		—		12,753
(Provision for) benefit for income taxes	(578)	—		326	(3)	(252)
Net income	9,432	2,743		326		12,501

Basic earnings per common share	$0.18	$0.05		$0.01		$0.24

Shares used in computing basic earnings per common share	52,496	52,496		52,496		52,496

Diluted earnings per common share	$0.18	$0.05		$0.01		$0.24

Shares used in computing diluted earnings per common share	52,719	52,719		52,719		52,719

(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results